EXHIBIT 99.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Global Imaging Systems, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 13, 2003	/s/ Thomas S. Johnson
Date	Thomas S. Johnson, President and Chief Executive Officer

February 13, 2003	/s/ Raymond Schilling
Date	Raymond Schilling, Chief Financial Officer, Secretary, and Treasurer